Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 10, 2022, relating to our audits of the Shepherd’s Finance, LLC and subsidiary consolidated financial statements as of and for the years ended December 31, 2021 and 2020, which appears in this Pre-Effective Amendment No. 1 to Form S-1 appearing in this Prospectus, which is a part of such Registration Statement (No. 333-263759), and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Warren Averett, LLC

PCAOB #2226

Birmingham, Alabama

September 12, 2022